UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 26, 2005

                                 CYTOMEDIX, INC.
             (Exact name of registrant as it appears in its charter)

           Delaware                     0-28443                  23-3011702
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                         416 Hungerford Drive, Suite 330
                            Rockville, Maryland 20850
              (Address of principal executive offices and zip code)

                                  240-499-2680
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry Into a Material Definitive Agreement

On June 26, 2005, Cytomedix, Inc., Perfusion Partners and Associates Inc.
(PPAI), based in Fort Meyers, Florida, and its affiliate organization, Transcorporeal Inc., settled a patent dispute involving Cytomedix's platelet-derived therapies for treating wounds and other damaged tissue. Cytomedix had filed the suit against PPAI on July 3, 2002 in the Northern District of Illinois, Case No. 02C 4776.

Under the terms of the settlement agreement, Cytomedix granted a license to PPAI for the practice of its "Knighton" patent for PPAI's products and services. PPAI agreed to pay royalties of $250,000 plus ten percent of future gross sales of all licensed products and services. PPAI also agrees not to promote any products or services that infringe upon Cytomedix's patent that are not licensed by Cytomedix.

Subsequent to the legal action by Cytomedix, PPAI became a debtor and debtor in possession in a Chapter 11 case pending before the Bankruptcy Court for the Middle District of Florida, Fort Myers Division. The settlement agreement is contingent upon the approval of the Bankruptcy Court.

Cytomedix issued the attached press release announcing the settlement agreement and the corresponding license provisions. The press release is attached as
Exhibit 99.1 and incorporated herein by reference.

Section 9--Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following Exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.       Description
-----------       -----------

Exhibit 99.1      Press Release of Cytomedix, Inc., dated June 27, 2005.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CYTOMEDIX, INC.

                                 By: /s/ Kshitij Mohan
                                    --------------------------------------------
                                         Kshitij Mohan
                                         Chief Executive Officer


Date:  June 29, 2005